Exhibit 99.(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and to the inclusion of our report dated July 9, 2008 on the statement of assets and liabilities of the Morgan Stanley Frontier Emerging Markets Fund, Inc. as of July 7, 2008, included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2, 333-150850) of Morgan Stanley Frontier Emerging Markets Fund, Inc.

/s/  Ernst & Young LLP

Boston, Massachusetts
July 9, 2008